EXHIBIT 5.1

[Letterhead of Orrick, Herrington & Sutcliffe LLP]

June 8, 2007

Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington 98101

Re:	Registration Statement on Form S-8 for the Targeted Genetics Corporation Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Targeted Genetics Corporation (the “Company”) in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, that the Company is filing with the Securities and Exchange Commission with respect 1,250,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), issuable under the Targeted Genetics Corporation Stock Incentive Plan (the “Stock Incentive Plan”).

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Stock Incentive Plan are duly authorized, and when issued and sold as described in the Stock Incentive Plan and Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP